Exhibit 99.1

8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045-2272 Telephone 410-730-9092 Facsimile 410-740-1174 www.copt.com NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Mary Ellen Fowler Vice President - Finance & Investor Relations 410-992-7324 maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST REPORTS
2005 FOURTH QUARTER AND  YEAR END RESULTS

COLUMBIA, MD February 15, 2006 — Corporate Office Properties Trust (NYSE: OFC) announced today financial and operating results for the full year and quarter ended December 31, 2005.

Shareholder Return

The Company’s shareholders earned a total return of 25.4% for the year 2005, the third highest among all publicly traded office REITs. For the past five years, the Company’s shareholders earned a total return of 365.5%, the highest five year return among all publicly traded office REITs based on numbers compiled by NAREIT as of December 31, 2005. These return computations include the re-investment of dividends on the ex-dividend date and share price appreciation.

2005 Highlights

•      16.7% increase in Earnings per Share (“EPS”) diluted to $.63 for year ended 2005 from $.54 per share diluted for the year ended 2004.

•      6.9% increase in Funds from Operations (“FFO”) per diluted share to $1.86 for the year ended 2005 from $1.74 for 2004.

•      56.3% Diluted FFO payout ratio, 78.8% Diluted AFFO payout ratio for the year.

•      $75.3 million in gross equity raised through the issuance of 2.3 million common shares.

•      66.6% renewal rate on expiring leases for the year, 888,000 square feet renewed with an average capital cost of $3.98 per square foot.

•      Placed into service 764,000 square feet of development projects, that were 100% leased at December 31, 2005.

•      $364 million in acquisitions for 3.1 million square feet, including $49 million for land and $31 million for joint venture re-development projects.

•      $95.5 million in dispositions, representing 824,000 square feet, including an 80% interest in the Harrisburg portfolio and a portion of the New Jersey portfolio.

•      9.8% increase in quarterly common dividend.

•      94.0% occupied and 95.4% leased for our wholly-owned portfolio as of December 31, 2005.

“Our core markets in the Greater Washington, DC region are strong, as evidenced by the 9% and 10% same store NOI growth for the last two quarters, respectively, as well as our 2.1 million square feet of leasing activity for 2005. During 2005, we have taken a number of steps to  position the Company for future growth, including entering two new markets based on our tenant driven focus, more than doubling our land control, and forming a joint venture to redevelop warehouse into office space within our core markets,” stated Randall M. Griffin, President and CEO, Corporate Office Properties Trust.

Fourth Quarter 2005 Highlights

•      6.7% increase in Earnings per Share (“EPS”) diluted to $.16 for the fourth quarter of 2005 as compared to $.15 per diluted share for the fourth quarter of 2004.

•      6.7% increase in Funds from Operations (“FFO”) per diluted share to $.48 for the fourth quarter 2005 from $.45 per diluted share for fourth quarter 2004.

•      $161 million in acquisitions for 25 office buildings totaling 1.4 million square feet.

•      1.2 million square feet under construction, 42% leased at December 31, 2005.

•      10% increase in Same Property NOI on a cash basis, representing 115 properties and 77.3% of the portfolio.

Financial Results

EPS for the year ended December 31, 2005 totaled $.63 per diluted share and net income available to common shareholders totaled $24.4 million, as compared to $.54 per diluted share, and $18.9 million net income available to common shareholders for the year ended December 31, 2004.

For the quarter ended December 31, 2005, EPS totaled $.16 per diluted share and net income available to common shareholders totaled $6.6 million, as compared to $.15 per diluted share and $5.8 million net income available to common shareholders for the quarter ended December 31, 2004.

Diluted FFO for the year ended December 31, 2005 totaled $88.8 million, or $1.86 per diluted share, as compared to $76.2 million, or $1.74 per diluted share, for the year ended December 31, 2004, representing a 6.9% increase on a per share basis.

The Company’s diluted FFO for the three months ended December 31, 2005 totaled $23.8 million, or $.48 per diluted share, as compared to $20.9 million, or $.45 per diluted share, for the three months ended December 31, 2004, representing a 6.7% increase on a per share basis.

Diluted FFO payout ratio was 56.3% for year ended 2005 compared to 55.7% for the comparable 2004 period. The Company’s diluted FFO payout ratio for the three months ended December 31, 2005 was 57.0%, as compared to 55.4% for the comparable 2004 period.

Diluted AFFO for the year ended December 31, 2005 totaled $63.4 million, as compared to $51.4 million for the year ended December 31, 2004, representing an increase of 23.4%. Diluted AFFO payout ratio was 78.8% for year ended 2005, compared to 82.7% for the comparable 2004 period.

Diluted AFFO for the three months ended December 31, 2005 totaled $15.9 million, as compared to $13.2 million for the three months ended December 31, 2004, representing a 20.7% increase. The Company’s diluted AFFO payout ratio for the three months ended December 31, 2005 was 85.3%, as compared to 87.9% for the comparable 2004 period. A reconciliation of non GAAP measures to the comparable GAAP measures are included in the tables that follow the text of this press release.

Revenues from real estate operations for the year ended December 31, 2005 were $249.9 million, as compared to the year ended December 31, 2004 of $211.3 million. As of December 31, 2005, the Company had a total market capitalization of over $3.2 billion, with $1.3 billion in debt outstanding, equating to a 41.5% debt-to-total market capitalization ratio. Total Debt to Undepreciated Book Value of Real Estate Assets was 62.6%. The Company’s total quarterly weighted average interest rate was 5.9% and 68% of total debt was subject to fixed interest rates.

For the fourth quarter 2005, EBITDA interest coverage ratio was 2.8x, and the EBITDA fixed charge ratio was 2.3x.

Operating Results

At December 31, 2005, the Company’s wholly-owned portfolio of 165 office properties totaling 13.7 million square feet, was 94.0% occupied and 95.4% leased. On December 22, 2005, the Company purchased a 21-building portfolio totaling 1.1 million square feet. Without this acquisition, the Company’s wholly-owned portfolio would have been 94.9% occupied and 96.1% leased.

The weighted average remaining lease term for the portfolio was 5.0 years and the average rental rate (including tenant reimbursements) was $20.28 per square foot.

During 2005, the Company leased 2.1 million square feet including 1.5 million square feet of renewed and retenanted space, 256,000 square feet of previously unoccupied space and 380,000 square feet of new development space.

For the year, the Company renewed 888,000 square feet or 66.6% of leases expiring (based on square footage), at an average capital cost of $3.98 per square foot. For the 1.5 million square feet renewed and retenanted during the year, total rent decreased 1.5% on a straight-line basis, as measured from the GAAP straight-line rent in effect preceding the renewal date. Total rent decreased 8.6%, on a cash basis. The average capital cost for the renewed and retenanted space was $8.23 per square foot.

For the quarter ended December 2005, the Company renewed 50.6% of leases expiring with total rent increasing 1.7%, as measured from the GAAP straight-line rent in effect preceding the renewal date. Total rent for renewed space, on a cash basis decreased 4.4%. For renewed and retenanted space totaling 219,000 square feet, total rent increased 7.5% on a GAAP basis and increased .4% on a cash basis. The average capital cost for all renewed space was $2.89 per square foot. The average capital cost for renewed and retenanted space was $10.54 per square foot.

Same property Cash Net Operating Income increased 10.0% for fourth quarter 2005 as compared to the comparable 2004 period. The Company’s same property portfolio consists of 115 buildings and represents 77.3% of the total square feet owned as of December 31, 2005.

Development Activity

During the year, the Company placed five buildings into service for a total of 764,000 square feet, that were 100% leased.

At the end of the fourth quarter 2005, the Company had nine buildings under construction totaling 1.2 million square feet for a total cost of about $220 million, that are 42% leased.

The Company has six buildings under development totaling 722,000 square feet at a total projected cost of $135 million. In addition, the Company has three projects under redevelopment, two of which are owned in joint ventures with a total projected cost of $74.4 million, and the third is a wholly-owned building, Airport Square 7, at a cost of $5.5 million.

The Company’s land inventory at year end totaled 532 acres that can support 7.7 million square feet of development. Significant additions to the Company’s wholly-owned land control during the year were 52 acres at Patriot Park that can support up to 560,000 square feet and 27 acres in San Antonio that can support up to 350,000 square feet.

The total land inventory includes 199 acres of land controlled through joint ventures that can support 2.8 million square feet of office development. The two primary parcels of land, both added during 2005, include the 56 acres at Arundel Preserve (can support up to 1.6 million square feet) located in the BWI submarket and a 50% undivided interest in 132 acres at InterQuest Park (can support up to 935,000 square feet) located in Colorado Springs, Colorado.

Acquisition Activity

For the year, the Company acquired $364 million of property composed of $284 million for 38 wholly-owned buildings with a total of 2.5 million square feet, $31 million in two buildings owned through joint ventures totaling 611,000 square feet, and $49 million in land composed of 173 acres of wholly-owned land that can support 1.8 million square feet of office development and 199 acres owned through joint ventures that can support 2.8 million square feet of office development.

During 2005, the Company entered two new markets in line with our tenant expansion strategy: San Antonio with a two building 470,000 square foot facility and Colorado Springs with five buildings totaling 317,000 square feet. In both markets, the Company also added land inventory during the year and subsequent to year end and currently owns 58 acres that can support 725,000 square feet in San Antonio and owns (or controls through a joint venture) interests in 184 acres that can support 1.5 million square feet of development in Colorado Springs.

Disposition Activity

During the year, the Company sold 824,000 square feet in 19 buildings for $95 million. Three buildings were located in the Company’s New Jersey portfolio and 16 buildings comprised the Harrisburg portfolio that was sold into a joint venture, with the Company retaining a 20% interest.

Financing and Capital Transactions

The Company executed the following transactions during the year:

•      $75.3 million raised through issuance of 2.3 million common shares.

•      $212 million financed under two non recourse loans, both with a ten year term, at an average fixed interest rate of 5.5%.

Subsequent Events

The Company executed the following transactions subsequent to year end:

•      Placed 304 NBP, a 162,000 square foot fully leased building, into service as of January 1, 2006.

•      Acquired a 60,000 square foot building to be redeveloped for $2.6 million located in Colorado Springs, Colorado.

•      Acquired a 31 acre land parcel in San Antonio that can support 375,000 square feet for $7.2 million. This parcel is adjacent to the 27 acres and the 470,000 square foot complex that the Company acquired during 2005.

•      Disposed of two buildings totaling 142,000 square feet located in Laurel, Maryland for $17 million. These buildings were determined to be non core to the Company’s Baltimore Washington Corridor portfolio.

Earnings Guidance

The Company’s 2006 EPS guidance is $.54 – $.61 per diluted share. The 2006 FFO guidance is $1.98 – $2.05 per diluted share. The Company’s first quarter 2006 FFO guidance range is $.48 to $.50 per diluted share. The Company’s first quarter 2006 EPS guidance range is $.13 to $.15 per diluted share. Both FFO and EPS guidance exclude the impact of preferred share redemptions.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties primarily in select Mid-Atlantic submarkets. The Company is among the largest owners of suburban office properties in the Greater Washington, DC region. The Company currently owns 182 office properties totaling 14.6 million rentable square feet, which includes 18 properties totaling 885,000 rentable square feet held through joint ventures. The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants. The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients. The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients. The Company’s shares are traded on the New York Stock Exchange under the symbol OFC. More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•      the Company’s ability to borrow on  favorable terms;

•      general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•      adverse changes in the real estate markets including, among other things, increased competition with other companies;

•      risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•      risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•      our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•      governmental actions and initiatives; and

•      environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended December 31,
	2005	2004
Revenues
Real estate revenues	$67,024	$57,776
Service operations revenues	13,889	7,715
Total revenues	80,913	65,491
Expenses
Property operating expenses	20,087	16,876
Depreciation and other amortization associated with real estate operations	15,604	13,668
Service operations expenses	13,595	7,276
General and administrative expenses	3,774	3,467
Total operating expenses	53,060	41,287
Operating income	27,853	24,204
Interest expense	(15,374)	(12,483)
Amortization of deferred financing costs	(732)	(495)
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	11,747	11,226
Equity in loss of unconsolidated entities	(88)	—
Income tax benefit (expense)	265	(420)
Income from continuing operations before minority interests	11,924	10,806
Minority interests in income from continuing operations	(1,655)	(1,530)
Income from continuing operations	10,269	9,276
(Loss) income from discontinued operations, net of minority interests	(8)	150
Income before gain on sales of real estate	10,261	9,426
Gain on sales of real estate, net	21	20
Net income	10,282	9,446
Preferred share dividends	(3,654)	(3,654)
Net income available to common shareholders	$6,628	$5,792

Earnings per share “EPS” computation
Numerator:	$6,628	$5,792

Denominator:
Weighted average common shares - basic	39,297	36,296
Assumed conversion of dilutive options	1,678	1,638
Weighted average common shares - diluted	40,975	37,934

EPS
Basic	$0.17	$0.16
Diluted	$0.16	$0.15

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data and ratios)

	Three Months Ended December 31,
	2005		2004
Net income	$10,282		$9,446
Add: Real estate-related depreciation and amortization	15,410		13,625
Add: Depreciation and amortization on unconsolidated real estate entities	182		—
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(29)		(30)
Less: Gain on sales of real estate, excluding development portion	(14)		(24)
Funds from operations (“FFO”)	25,831		23,017
Add: Minority interests-common units in the Operating Partnership	1,520		1,418
Less: Preferred share dividends	(3,654)		(3,654)
Funds from Operations - basic (“Basic FFO”)	23,697		20,781
Add: Restricted common share dividends	107		98
Funds from Operations - diluted (“Diluted FFO”)	23,804		20,879
Less: Straight-line rent adjustments	(2,292)		(2,895)
Less: Recurring capital expenditures	(5,226)		(4,695)
Less: Amortization of deferred market rental revenue	(394)		(125)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$15,892		$13,164

Weighted average shares
Weighted average common shares	39,297		36,296
Conversion of weighted average common units	8,688		8,588
Weighted average common shares/units - basic FFO per share	47,985		44,884
Assumed conversion of share options	1,678		1,638
Restricted common shares	224		238
Weighted average common shares/units - diluted FFO per share	49,887		46,760

Diluted FFO per common share	$0.48		$0.45
Dividends/distributions per common share/unit	$0.28		$0.255
Earnings payout ratio	167.0%		160.4%
Diluted FFO payout ratio	57.0%		55.4%
Diluted AFFO payout ratio	85.3%		87.9%
EBITDA interest coverage ratio	2.82	x	3.04	x
EBITDA fixed charge coverage ratio	2.26	x	2.33	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	40,975		37,934
Weighted average common units	8,688		8,588
Restricted common shares	224		238
Denominator for diluted FFO per share	49,887		46,760

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Year Ended December 31,
	2005	2004
Revenues
Real estate revenues	$249,911	$211,299
Service operations revenues	79,234	28,903
Total revenues	329,145	240,202
Expenses
Property operating expenses	75,258	61,738
Depreciation and other amortization associated with real estate operations	63,063	51,180
Service operations expenses	77,287	26,996
General and administrative expenses	13,534	10,938
Total operating expenses	229,142	150,852
Operating income	100,003	89,350
Interest expense	(56,655)	(43,600)
Amortization of deferred financing costs	(2,240)	(2,431)
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	41,108	43,319
Equity in loss of unconsolidated entities	(88)	(88)
Income tax expense	(668)	(795)
Income from continuing operations before minority interests	40,352	42,436
Minority interests in income from continuing operations	(5,444)	(5,739)
Income from continuing operations	34,908	36,697
Income from discontinued operations, net of minority interests	3,855	448
Income before gain (loss) on sales of real estate	38,763	37,145
Gain (loss) on sales of real estate, net	268	(113)
Net income	39,031	37,032
Preferred share dividends	(14,615)	(16,329)
Issuance costs associated with redeemed preferred shares	—	(1,813)
Net income available to common shareholders	$24,416	$18,890

Earnings per share “EPS” computation
Numerator:
Net income available to common shareholders	$24,416	$18,890
Dividends on convertible preferred shares	—	21
Numerator for diluted EPS	$24,416	$18,911

Denominator:
Weighted average common shares - basic	37,371	33,173
Assumed conversion of dilutive options	1,626	1,675
Assumed conversion of preferred shares	—	134
Weighted average common shares - diluted	38,997	34,982

EPS
Basic	$0.65	$0.57
Diluted	$0.63	$0.54

Corporate Office Properties Trust
Summary  Financial Data
(unaudited)
(Amounts in thousands, except per share data and ratios)

	Year Ended December 31,
	2005	2004
Net income	$39,031	$37,032
Add: Real estate-related depreciation and amortization	62,850	51,371
Add: Depreciation and amortization on unconsolidated real estate entities	182	106
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(114)	(86)
Less: Gain on sales of real estate, excluding development portion	(4,422)	(95)
Less: Issuance costs associated with redeemed preferred shares	—	(1,813)
Funds from operations (“FFO”)	97,527	86,515
Add: Minority interests-common units in the Operating Partnership	5,889	5,659
Less: Preferred share dividends	(14,615)	(16,329)
Funds from Operations - basic (“Basic FFO”)	88,801	75,845
Add: Restricted common share dividends	—	382
Add: Convertible preferred share dividends	—	21
Funds from Operations - diluted (“Diluted FFO”)	88,801	76,248
Less: Straight-line rent adjustments	(6,763)	(8,364)
Less: Recurring capital expenditures	(18,198)	(17,394)
Less: Amortization of deferred market rental revenue	(426)	(931)
Add: Issuance costs associated with redeemed preferred shares	—	1,813
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$63,414	$51,372

Weighted average shares
Weighted average common shares	37,371	33,173
Conversion of weighted average common units	8,702	8,726
Weighted average common shares/units - basic FFO per share	46,073	41,899
Assumed conversion of share options	1,626	1,675
Assumed conversion of weighted average convertible preferred shares	—	134
Restricted common shares	—	221
Weighted average common shares/units - diluted FFO per share	47,699	43,929

Diluted FFO per common share	$1.86	$1.74
Dividends/distributions per common share/unit	$1.07	$0.98
Earnings payout ratio	166.9%	177.8%
Diluted FFO payout ratio	56.3%	55.7%
Diluted AFFO payout ratio	78.8%	82.7%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	38,997	34,982
Weighted average common units	8,702	8,726
Restricted common shares	—	221
Denominator for diluted FFO per share	47,699	43,929

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2005	December 31, 2004
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$1,887,867	$1,544,501
Total assets	2,130,376	1,732,026
Mortgage and other loans payable	1,348,351	1,022,688
Total liabilities	1,442,036	1,111,224
Minority interests	105,827	98,878
Beneficiaries’ equity	582,513	521,924

Debt to Total Assets	63.3%	59.0%
Debt to Undepreciated Book Value of Real Estate Assets	62.6%	58.3%
Debt to Total Market Capitalization	41.5%	40.4%

Property Data (wholly owned properties) (as of period ended):
Number of operating properties owned	165
Total net rentable square feet owned (in thousands)	13,708
Occupancy	94.0%

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$6,146	$3,455	$30,452	$14,067
Total capital improvements on operating properties	2,944	4,121	9,782	10,349
Total leasing costs on operating properties	3,743	2,761	9,843	11,718
Less: Nonrecurring tenant improvements and incentives on operating properties	(4,872)	(772)	(21,505)	(3,993)
Less: Nonrecurring capital improvements on operating properties	(954)	(2,834)	(4,522)	(7,100)
Less: Nonrecurring leasing costs incurred on operating properties	(1,969)	(2,036)	(6,040)	(7,647)
Add: Recurring improvements on operating properties held through joint ventures	188	—	188	—
Recurring capital expenditures	$5,226	$4,695	$18,198	$17,394

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$11,069	$9,288	$40,755	$33,579
Common unit distributions	2,386	2,179	9,222	8,512
Common share dividends on restricted shares	107	98	—	382
Convertible preferred share dividends	—	—	—	21
Dividends and distributions for FFO & AFFO payout ratio	$13,562	$11,565	$49,977	$42,494

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$10,282	$9,446
Interest expense on continuing operations	15,374	12,483
Interest expense on discontinued operations	—	165
Income tax (benefit) expense	(265)	420
Real estate-related depreciation and amortization	15,410	13,625
Amortization of deferred financing costs	732	495
Other depreciation and amortization	195	234
Minority interests	1,658	1,571
EBITDA	$43,386	$38,439

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$15,374	$12,483
Interest expense from discontinued operations	—	165
Denominator for interest coverage-EBITDA	15,374	12,648
Preferred share dividends	3,654	3,654
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$19,193	$16,467

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$40,887	$38,630
Less: Straight-line rent adjustments	(1,377)	(2,880)
Less: Amortization of deferred market rental revenue	(217)	(35)
Same property cash net operating income	$39,293	$35,715

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	December 31, 2005	December 31, 2004
Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$2,130,376	$1,732,026
Assets other than assets included in investment in real estate	(242,509)	(187,525)
Accumulated depreciation on real estate assets	174,935	141,716
Intangible assets on real estate acquisitions, net	90,984	67,560
Denominator for debt to undepreciated book value of real estate assets	$2,153,786	$1,753,777

Year Ended December 31, 2004
Reconciliation of numerators for diluted EPS and diluted FFO as reported to numerators for diluted EPS and diluted FFO excluding issuance costs associated with redeemed preferred shares
Numerator for diluted EPS, as reported	$18,911
Add: Issuance costs associated with redeemed preferred shares	1,813
Numerator for diluted EPS, as adjusted	$20,724

Numerator for diluted FFO, as reported	$76,248
Add: Issuance costs associated with redeemed preferred shares	1,813
Numerator for diluted FFO, as adjusted	$78,061

	Three Months Ending March 31, 2006		Year Ending December 31, 2006
	Low	High	Low	High
Reconciliation of projected EPS-diluted to projected diluted FFO per share
Reconciliation of numerators
Numerator for projected EPS-diluted	$5,500	$6,300	$23,400	$26,400
Gain on sales of real estate, excluding development portion	(2,400)	(2,400)	(2,400)	(2,400)
Real estate-related depreciation and amortization	19,448	19,448	76,880	76,880
Minority interests-common units	1,234	1,414	4,998	5,639
Numerator for projected diluted FFO per share	$23,782	$24,762	$102,878	$106,519

Reconciliation of denominators
Denominator for projected EPS-diluted	41,331	41,331	43,481	43,481
Weighted average common units	8,523	8,523	8,523	8,523
Denominator for projected diluted FFO per share	49,854	49,854	52,004	52,004

EPS - diluted	$0.13	$0.15	$0.54	$0.61
FFO per share - diluted	$0.48	$0.50	$1.98	$2.05

This projection excludes any impact on earnings per share - diluted and funds from operations - diluted from the write-off of issuance costs associated with the potential redemptions of our Series E & F Preferred Shares.

Top Twenty Office Tenants of Wholly Owned Properties as of December 31, 2005
(Dollars and square feet in thousands)

Tenant	Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1) (6)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States of America (3)	43	2,037,616	15.8%	$39,589	15.2%	6.2
Booz Allen Hamilton, Inc.	11	534,632	4.2%	13,052	5.0%	7.0
Northrop Grumman Corporation	15	532,582	4.1%	11,755	4.5%	3.2
Computer Sciences Corporation (4)	5	454,902	3.5%	10,701	4.1%	5.4
L-3 Communications Titan Corporation (4)	5	239,153	1.9%	8,849	3.4%	7.6
Unisys (5)	3	741,284	5.8%	8,060	3.1%	3.5
AT&T Corporation (4)	8	302,810	2.4%	7,055	2.7%	2.8
General Dynamics Corporation	9	278,239	2.2%	6,765	2.6%	3.0
The Aerospace Corporation	2	221,785	1.7%	5,811	2.2%	8.9
Wachovia Bank	4	183,641	1.4%	5,523	2.1%	12.6
The Boeing Company (4)	5	162,279	1.3%	4,208	1.6%	3.2
Ciena Corporation	3	221,609	1.7%	3,333	1.3%	2.4
VeriSign, Inc.	1	99,121	0.8%	3,272	1.3%	8.6
Magellan Health Services, Inc.	2	142,199	1.1%	2,867	1.1%	5.6
PricewaterhouseCoopers	1	97,638	0.8%	2,720	1.0%	0.2
Lockheed Martin Corporation	6	159,677	1.2%	2,709	1.0%	3.4
Johns Hopkins University (4)	7	106,473	0.8%	2,609	1.0%	1.7
Merck & Co., Inc. (Unisys) (5)	1	219,065	1.7%	2,419	0.9%	3.5
Wyle Laboratories, Inc.	4	174,792	1.4%	2,348	0.9%	6.6
Carefirst, Inc. and Subsidiaries (4)	3	94,223	0.7%	2,318	0.9%	1.1

Subtotal Top 20 Office Tenants	138	7,003,720	54.4%	145,961	55.9%	5.5
All remaining tenants	526	5,878,369	45.6%	115,276	44.1%	4.4
Total/Weighted Average	664	12,882,089	100.0%	$261,236	100.0%	5.0

(1)   Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2005 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

(2)   The weighting of the lease term was computed using Total Rental Revenue.

(3)   Many of our government leases are subject to early termination provisions which are customary to government leases.  The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)   Includes affiliated organizations or agencies.

(5)   Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet.

(6)   Order of tenants is based on Annualized Rent.